Exhibit 99.1

Carbonite to Acquire MailStore

Carbonite Enhances SMB Cloud Portfolio with Email Archiving Solutions

BOSTON – December 15, 2014 – Carbonite, Inc. (NASDAQ: CARB), a leading provider of cloud and hybrid backup and recovery solutions for businesses, and MailStore, a leader in email archiving solutions for small and midsize businesses (SMBs), have announced that the companies have entered into a definitive agreement whereby Carbonite will acquire MailStore. This acquisition advances Carbonite’s plan for global expansion and enhances the company’s portfolio of continuity solutions for SMBs with email archiving and indexing solutions, which businesses around the world rely on to keep a complete history of their business data and ensure data integrity.

“MailStore is a great fit for Carbonite, as both companies are committed to providing SMBs with powerful yet simple data protection solutions,” said Mohamad Ali, CEO, Carbonite. “In addition to offering email archiving to businesses worldwide with MailStore’s existing solutions, Carbonite will integrate MailStore’s robust full-text search and indexing capabilities into our product portfolio to help our business customers better manage, understand and leverage their data.”

Founded in 2006 and based in Viersen, Germany, MailStore provides email archiving solutions for SMBs. Its flagship solution, MailStore Server, is used by more than 22,000 businesses, including public and educational institutions. MailStore Server creates 1:1 copies of all emails in a central email archive to ensure the long-term security and availability of data. Its search and indexing capabilities provide full-text search of emails and attachments, and the solution works with all major email systems, including cloud email such as Office 365 and Gmail, as well as Exchange, PST files, and all IMAP and POP3-compatible email servers. In 2014, MailStore released a Service Provider Edition that enables channel partners to run the software on their own infrastructure and adapt it to their clients’ business requirements.

“Companies buy email archiving solutions to make a permanent record of every incoming and outgoing email for regulatory and compliance reasons, to protect against accidental or malicious deletion, and to make the valuable data that flows through email available to users for future access,” added Ali. “MailStore’s fast search technology and easy-to-use interface allows users to search and find important information without the need for IT assistance. We look forward to bringing this technology to more businesses so they are able to derive value from archived information.”

Email archiving is a natural complement to backup and recovery solutions, and many businesses are looking for both to ensure continuity of their data and meet compliance requirements, including HIPAA (USA), Data Protection Act 1998 (UK) and GDPdU

(Germany). In addition, the acquisition of MailStore will expand the depth and breadth of the solutions Carbonite channel partners can offer their SMB clients to support business continuity and productivity, including the ability to protect information that originates in cloud-based applications rather than on local PCs or servers.

“Since its founding, MailStore has been focused on developing enterprise-grade solutions tailored to the needs of small and midsize businesses. We’re excited to join Carbonite as they embrace a similar philosophy and define what business continuity means for SMBs,” said Tim Berger, co-founder and CEO, MailStore.

The acquisition is subject to customary closing conditions and is expected to close in the fourth quarter of 2014.

About MailStore

The owner-operated technology company based in Viersen, Germany, is considered one of the leading manufacturers of email archiving solutions worldwide. Over 22,000 companies, public and educational institutions in 100 different countries rely on the products of this German specialist. Moreover, MailStore is offering a solution developed specifically for providers with the MailStore Service Provider Edition (SPE), enabling them to provide legally compliant email archiving as a managed service to their customers. MailStore Home is another product in the portfolio that allows individual users to archive their personal emails. MailStore Home currently has over 1,000,000 users worldwide. For more information please visit (URL)

About Carbonite

Carbonite (NASDAQ: CARB) is a leading provider of cloud and hybrid backup and recovery solutions for businesses. Carbonite offers a comprehensive suite of affordable services for data protection, recovery and anywhere, anytime access. More than 1.5 million customers, including 50,000 small businesses, trust Carbonite’s secure, easy-to-use cloud backup solutions and award-winning U.S.-based customer support. For more information, please visit Carbonite.com, connect with us on Twitter @carbonite or visit our Facebook page.

Forward-Looking Statements

This press release contains forward-looking statements, which are any predictions, projections or other statements about future events. Actual results may differ materially from these forward-looking statements because of a variety of risks and uncertainties about our business, which we describe in our filings with the Securities and Exchange Commission, including our Forms 10-K and 10-Q. We do not undertake any duty to update any forward-looking statement.

Investor Relations Contact:

Emily Walt

Carbonite

617-927-1972

investor.relations@carbonite.com

Media Contact:

Megan Wittenberger

Carbonite

617-421-5687

media@carbonite.com